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                                                                    EXHIBIT 10.5


                                                                January 14, 2000



TO:       Jon F. Vein

FROM:     Dixon Q. Dern


          Please refer to that certain agreement (the "Employment Agreement") made as of December 31, 1999, by and between Film Roman, Inc. ("Company") and you ("Executive"). Please refer further to the two Stock Option Agreements dated June 17, 1998 between Executive and Company; which such Stock Option Agreement relate to options pertaining to 62,500 shares and the other relates to options pertaining to 40,000.

          As additional consideration for Executive's execution of the Employment Agreement, Company (on its own behalf and on behalf of Film Roman, Inc., Delaware) agrees that the vesting schedule referred to in paragraph 2.3(c) of each Stock Option Agreement shall be and is hereby modified so that any options under either Stock Option Agreement not vested as of December 31, 1999, shall vest in twelve (12) equal monthly installments commencing on the first day of January 2000 and thereafter on the first day of each successive month.

          Please indicate your agreement with the foregoing by signing in space provided below.


                                        FILM ROMAN, INC.


                                        By: /s/ John W. Hyde
                                            ---------------------------------

                                            Its -----------------------------





ACCEPTED AND AGREED TO:



/s/ Jon F. Vein
-----------------------------
JON F. VEIN